FORM 51-901F

    QUARTERLY REPORT

Incorporated as part of:             ________X____________ Schedule A

                                                      ______________________ Schedules B & C

ISSUER DETAILS:

NAME OF ISSUER

Derek Oil and Gas Corporation

ISSUER'S ADDRESS

#1550 - 355 Burrard Street

Vancouver, B.C. V6C 2G8

ISSUER TELEPHONE NUMBER

(604) 331-1757

CONTACT PERSON

Frank Hallam

CONTACT'S POSITION

Director

CONTACT TELEPHONE NUMBER

(604) 331-1757

CONTACT E-MAIL ADDRESS

invest@derekresources.com

WEBSITE ADDRESS

www.derekresources.com

FOR QUARTER ENDED

April 30, 2003

DATE OF REPORT

April 30, 2003

CERTIFICATE

THE SCHEDULE(S) REQUIRED TO COMPLETE THIS QUARTERLY REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS QUARTERLY REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT. PLEASE NOTE THAT THIS FORM IS INCORPORATED AS PART OF BOTH THE REQUIRED FILING OF SCHEDULE A AND SCHEDULES B & C.

“Barry C.J. Ehrl”                                           Barry Ehrl                                      2003/09/16

DIRECTOR'S SIGNATURE

         DIRECTOR'S NAME               DATE SIGNED

                                                                                                                        (YY/MM/DD)

“Frank Hallam”                                            Frank R. Hallam                             2003/09/16

DIRECTOR'S SIGNATURE

         DIRECTOR'S NAME

       DATE SIGNED

                                                                                                                     (YY/MM/DD)

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars).

PricewaterhouseCoopers LLP

Chartered Accountants

PricewaterhouseCoopers Place

250 Howe Street, Suite 700

Vancouver, British Columbia

Canada V6C 3S7

Telephone +1 (604) 806 7000

Facsimile +1 (604) 806 7806

Independent Auditors’ Report

To the Shareholders of

Derek Oil and Gas Corporation

We have audited the consolidated balance sheets of Derek Oil and Gas Corporation (formerly Derek Resources Corporation) (an exploration stage company) as at April 30, 2003 and 2002 and the consolidated statements of loss, shareholders’ equity and cash flows for the years ended April 30, 2003, 2002 and 2001. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at April 30, 2003 and 2002 and the results of its operations and its cash flows and the changes in its shareholders’ equity for the years ended April 30, 2003, 2002 and 2001 in accordance with Canadian generally accepted accounting principles. As required by the British Columbia Company Act, we report that, in our opinion, these principles have been applied, after giving effect to the changes in accounting policy described in note 2 to the financial statements, on a consistent basis.

“PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, Canada

August 15, 2003

Comments by the Auditors for U.S. Readers on Canada-U.S. Reporting Conflict

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the company’s ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our report to the shareholders dated August 15, 2003 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, Canada

August 15, 2003.

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Consolidated Balance Sheets

As at April 30, 2003 and 2002

(expressed in Canadian dollars)

 2003

  2002

       $

        $

Assets

Current assets

Cash and short-term deposits

8,857

14,804

Accounts receivable and prepaid expenses

7,112

 3,942

           15,969

            18,746

Oil and natural gas properties (note 3)                                    14,217,018       13,910,104

Performance bonds (note 3)

           81,710

           71,195

Other assets

9,651

           12,215

     14,324,348

     14,012,260

Liabilities

Current liabilities

Accounts payable and accrued liabilities

         985,482

      1,441,551

Current portion of notes payable (note 4)

         609,660

      1,066,180

      1,595,142

      2,507,731

Notes payable (note 4)                                                                            -           506,000

      1,595,142

      3,013,731

Shareholders’ Equity

Capital stock (note 5)

    24,360,559

    22,464,255

Contributed surplus

       65,950

       -

Equity component of notes payable (note 4)

                  203,300

         132,000

Common shares allotted - not issued

                 220,000

       -

Deficit

          (12,120,603)

  (11,597,726)

   12,729,206

    10,998,529

                                                                                                  14,324,348        14,012,260

Going concern and nature of operations (note 1).

Approved by the Board of Directors

“Frank R. Hallam”                Director                     “Barry C.J. Ehrl”               Director

The accompanying notes are an integral part of the consolidated financial statements.

Derek Oil and Gas  Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Consolidated Statements of Shareholders’ Equity

For the years ended April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

       Equity

          Common shares

                  component

      Total

       Number

             allotted -  Contributed   of notes   Cumulative     shareholders’

      of shares      Amount   not issued   surplus        payable          deficit            equity

                                                                       $                     $                      $                     $                   $                   $

Balance - April 30, 2000

    9,958,379    11,575,653

135,000

               -

-    (9,708,804)

2,001,849

Special warrants issued and

 converted to shares

          7,500              6,000

           -

               -

-

  -

       6,000

Shares recorded as finder’s fee

      410,377          172,357

           -

               -

-

  -

   172,357

Shares recorded as finder’s fee

                 -         (172,357)

           -

               -

-

  -

 (172,357)

Shares issued for cash:

  Exercise of warrants

  1,811,500          973,470

           -

               -

-

  -

  973,470

  Exercise of options

       72,000            35,380

           -

               -

-

  -

    35,380

  Private placements

    - net of costs

                  19,137,865       7,729,247

           -

               -

-

  -             7,729,247

Shares issued to acquire

 royalty  interest

       50,000            37,500

(37,500)

               -

-

  -

            -

Loss for the year                                       -                     -

          -

               -

-      (826,342)

(826,342)

Balance - April 30, 2001

31,447,621    20,357,250

 97,500

               -

- (10,535,146)         9,919,604

Shares recorded as finder’s fee

    183,050            56,665

          -

               -

-

  -

   56,665

Shares recorded as finder’s fee

               -           (56,665)

          -

               -

-

  -

 (56,665)

Shares issued to settle

 notes payable(note 4)

    731,300          219,390

          -

               -

-

  -

219,390

Shares issued for cash:

  Private placements

   - net of costs

 5,653,051      1,790,115

          -

               -

-

  -           1,790,115

Shares issued to acquire

 royalty interest

   130,000           97,500           (97,500)

               -

-

  -

           -

Notes payable

              -                     -

         -

               -

      132,000

  -

132,000

Loss for the year                                      -                     -

         -

               -

-   (1,062,580)     (1,062,580)

Balance - April 30, 2002       38,145,022    22,464,255

             -

               -

      132,000  (11,597,726)    10,998,529

Shares issued for cash:

  Private placements

   - net of costs

4,217,500         421,750

         -

               -

-

  -             421,750

Shares issued to settle notes

 payable  (note 4)

                10,375,200      1,037,520

         -

               -

-

  -          1,037,520

Share issued to settle interest

 on notes payable (note 4)

   928,830           92,883

         -

               -

-

  -

92,883

Shares issued to settle

 accounts payable

3,441,506         344,151

         -

               -

-

  -             344,151

Share consolidation (note 5)  (38,072,039)                   -                          -

               -

-

  -

         -

Shares allotted - not issued

              -                     -              220,000

               -

-

  -             220,000

Contributed surplus (note 4)

              -                     -

         -

      65,950

-

  -

65,950

Equity component of

 notes payable

              -                     -

         -

               -

        71,300

  -

71,300

Loss for the year                                    -                     -

        -

               -

-    (522,877)         (522,877)

Balance - April 30, 2003          19,036,019     24,360,559      220,000

      65,950

       203,300 (12,120,603)     12,729,206

The accompanying notes are an integral part of the consolidated financial statements.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Consolidated Statements of Loss

For the years ended April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

    2003

 2002

  2001

          $

       $

        $

Revenues

Oil and gas sales - net of royalties

21,702

1,024

10,221

Gain on sale of oil and gas leases

         -

       -

11,729

Interest - net of bank charges

  1,597

       -

           109,485

Gain on settlement of notes payable (note 4)

             37,750

       -

         -

61,049

1,024

           131,435

Expenses

Accounting, legal and audit

64,553

         167,557

62,801

Interest expense (note 4)

           106,277

         141,151

         -

Accretion on notes payable (note 4)

           250,000

       -

         -

Consulting and management fees

           116,752

         370,114

           385,333

Office administration and other

           131,762

         166,434

           165,871

Shareholders’ information and travel

40,310

         159,721

           310,647

Stock exchange and filing fees

22,660

           15,740

11,493

Transfer fees

10,010

7,864

  9,816

Foreign exchange (gain) loss

           (74,293)

           35,023

11,816

Cost recoveries

           (84,105)

       -

         -

          583,926

      1,063,604

           957,777

Loss for the year

       (522,877)

    (1,062,580)

        (826,342)

Basic and diluted loss per share (note 2)

(0.04)

            (0.09)

 (0.11)

Weighted average number of shares

 outstanding (note 2)

   14,753,342

   11,417,283

       7,837,082

    The accompanying notes are an integral part of the consolidated financial statements.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Consolidated Statements of Cash Flows

For the years ended April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

      2003

         2002

  2001

            $

  $

       $

Cash flows from operating activities

Loss for the year

(522,877)

(1,062,580)

         (826,342)

Items not affecting cash

   Gain on sale of oil and gas leases

            -

  -

           (11,729)

   Amortization of other assets

    2,564

        6,127

 4,376

   Interest on notes payable paid in shares

  92,883

  -

         -

   Gain on settlement of notes payable

 (37,750)

  -

         -

   Accretion on notes payable

              250,000

  -

         -

             (215,180)

(1,056,453)

        (833,695)

Net change in non-cash working capital items

  Accounts receivable and prepaid expenses

   (3,170)

    143,596

          (81,487)

  Accounts payable and accrued liabilities

  62,903

    302,826

            45,873

            (155,447)

   (610,031)

       (869,309)

Cash flows from investing activities

Expenditures on oil and natural gas properties       (306,914)

(1,660,783)

  (10,719,698)

Accounts payable on oil and natural gas

 property expenditures

            (174,821)

(1,444,702)

     2,467,709

Proceeds from sale of oil and gas leases

           -

                -

          11,729

Performance bonds

(10,515)

       (3,222)

        (31,200)

Other assets

          -

  -

        (14,617)

           (492,250)

(3,108,707)

   (8,286,077)

Cash flows from financing activities

Notes payable

          -

 1,923,570

      -

Shares allotted - not issued

            220,000

 -

     -

Shares issued for cash

            421,750

1,790,115

     8,738,097

            641,750

3,713,685

     8,738,097

Decrease in cash and short-term deposits           (5,947)

     (5,053)

      (417,289)

Cash and short-term deposits

  - Beginning of year

14,804

    19,857

        437,146

Cash and short-term deposits

  - End of year

 8,857

   14,804

         19,857

Cash and short-term deposits consist of

Cash

8,857

  14,804

        19,857

Short-term deposits

       -

            -

    -

8,857

  14,804

        19,857

Supplemental cash flow information (note 12)

     The accompanying notes are an integral part of the consolidated financial statements.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Going concern and nature of operations

The company was incorporated under the British Columbia Company Act on April 6, 1981 under the name Cove Energy Corporation. The company changed its name to Derek Resources Corporation effective May 5, 1995 and to Derek Oil and Gas Corporation (Derek or the company) effective March 3, 2003.

The company is engaged in the acquisition, exploration and development of oil and gas properties. The company’s current oil and gas activities are in the pre-production stage and, accordingly, Derek considers itself to be an exploration stage company.

For the years ended April 30, 2003, 2002 and 2001, the company has incurred losses of $522,877, $1,062,580 and $826,342 respectively, and as at April 30, 2003, the company has insufficient working capital to meet its ongoing operating commitments. Revenue from its oil and gas properties is not sufficient to fully meet its cash requirements and the company is dependent on its shareholders and creditors to support it as a going concern. While the company has been successful in obtaining financing from shareholders and directors in the past, there is no assurance the company will continue to be successful in raising necessary financing. Accordingly, there is substantial doubt about the ability of the company to continue as a going concern.

Management is actively pursuing additional sources of financing and is pursuing a partnership with an outside source to develop the LAK Ranch property. The LAK Ranch oil production plant is idle until a partner or substantial financing can be found. On April 15, 2003, the company entered into an agreement with an investor whereby the investor will provide US$700,000 to fund operating and development expenditures on the existing well pair constructed on the LAK Ranch project. In exchange for the funding, the investor will earn a direct, fully participating 49% interest in the existing well pair and will receive 49% of net revenues from the well pair until such time as it has received 1.2 times its original investment (US$840,000). Subsequent to achieving the payback, the investor’s working interest will be reduced to 33%. Under the terms of the farm-in agreement, the funding may only be spent on qualifying operating and development expenses on the existing well pair. In  addition, the investor will have the right to participate for a 33% working interest in up to one new well pair per year for each of the calendar years 2004 through 2007.

The terms of the financing agreement required the company to raise an additional US$300,000 by November 1, 2003, to provide total financing for the existing well pair of US$1,000,000. On August 13, 2003, the company closed a private placement of 4,000,000 common units at $0.15 per unit for net proceeds of US$435,000, consisting of one common share and one-half common share purchase warrant. One full warrant will be convertible into common shares of the company at $0.20 per share for one year.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

The continued operations of the company and the recoverability of the amounts shown for oil and natural gas properties are dependent upon the existence of economically recoverable oil reserves, maintaining title and beneficial interest in the property, the ability of the company to obtain necessary financing to bring the reserves into production, and upon future profitable production or proceeds from the disposition of properties. The amounts shown as oil and natural gas properties represent net costs to date, less amounts depleted or written off, and do not necessarily represent present or future values.

These consolidated financial statements have been prepared on a going concern basis and, accordingly, do not include any adjustments that might be necessary should the company be unable to continue as a going concern and therefore be required to realize its assets and discharge its liabilities other than in the normal course of business.

Significant accounting policies

Generally accepted accounting principles

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada, which, as they apply to these financial statements, differ in certain respects from those in the United States, as explained in note 11.

Principles of consolidation

These consolidated financial statements include the accounts of the company and its wholly owned U.S. subsidiary, Derek U.S.A.

Use of estimates

The preparation of financial statements in accordance with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could materially differ from those reported.

Cash and short-term deposits

Cash and short-term deposits consist of cash on deposit with banks and highly liquid short-term interest-bearing securities with maturities at purchase dates of three months or less.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Oil and natural gas properties

The company follows the full-cost method of accounting for oil and natural gas properties, whereby all costs relating to exploration and development of oil and natural gas reserves are capitalized. Such costs include land acquisition costs, geological and geophysical expenses, engineering fees, related direct administrative expenses, and costs of drilling both productive and non-productive wells, including the cost of production equipment.

Costs are allocated to a separate cost centre for each program in which the company has an interest and are depleted by cost centre using the unit-of-production method based upon estimated proven developed reserves. Cost centres whose carrying values exceed their estimated net recoverable amount are written down to that net realizable value in the period in which such determinations are made up. For cost centres that do not yet have proven reserves, the amounts shown for oil and natural gas properties represent costs to date, net of any revenues, and the underlying value is entirely dependent on the existence and future economic recovery of reserves. These cost centres are not depleted until quantities of proven reserves can be determined.

Estimated future site restoration costs are provided on a unit-of-production basis. Actual costs are charged against the accumulated provision as incurred.

Translation of foreign currencies

The integrated foreign subsidiary is translated using the temporal method. Under this method of translation, monetary assets and liabilities denominated in foreign currencies are translated at the exchange rate in effect at the balance sheet date, and non-monetary assets and liabilities are translated at the exchange rate in effect at the date of the transaction. Revenues and expenses are translated at the average exchange rate for the period with the exception of depletion of oil and gas properties, which is translated at historical exchange rates. Resulting exchange gains or losses are included in the determination of loss for the period.

Stock options

The company grants stock options under a stock option plan as described in note 7. Effective May 1, 2003, the company adopted the new recommendations of the Canadian Institute of Chartered Accountants for stock-based compensation. The company has elected not to recognize compensation expense when stock options are issued. No stock options were issued during the year ended April 30, 2003.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Loss per share

Loss per share has been calculated using the weighted average number of shares issued and outstanding during the reporting period, including shares issuable under special warrants but excluding escrow shares of the company, using the treasury stock method to compute the dilutive effect of stock options, warrants and similar instruments. The resulting dilutive effect of stock options and warrants has not been included in the calculation of loss per share because to do so would be anti-dilutive.

Loss per share has been presented to give retroactive effect to the share capital consolidation (note 5), as follows:

          2002

          2001

Weighted average number of shares outstanding

Restated

11,417,283

  7,837,082

As previously reported

34,251,850

23,511,247

Loss per share

Restated

          0.09

          0.11

As previously reported

          0.03

          0.04

Income taxes

Future income taxes are recorded using the liability method. Under this method, future tax assets and liabilities are based upon differences between the financial reporting and tax basis of assets and liabilities measured using substantially enacted tax rates. The effect on future tax assets and liabilities of a change in the rates is recognized in income in the period that substantive enactment occurs. The company records future tax assets only when it is more likely than not that the asset will be realized.

Financial instruments

Financial instruments are classified in accordance with the substance of the contractual arrangement. The fair values of financial instruments are reported separately where fair values are determinable and where they are materially different from their carrying values.

Oil and natural gas properties

          2003

   2002

  $

         $

United States - LAK Ranch oil project (unproven)

14,217,018                 13,910,104

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

The company has working interests in certain wells located in Oklahoma and Kansas, U.S.A. These interests are carried at a nominal value.

By way of an option agreement dated September 24, 1997, the company has a working interest in the unproven LAK Ranch oil leasehold interest located near Newcastle, Wyoming, U.S.A. Under the terms of the option agreement, the company acquired an initial 75% interest in the LAK property and up to a 37.5% interest in two adjoining tracts of land by making payments of US$600,000 and funding of US$3,500,000 in exploration expenditures by December 31, 2000. The agreement required that all property expenditures made in excess of US$3,500,000 were to be on a pro rata basis by the company and the optionor. On December 19, 2000, the company delivered formal notice to the optionor that the company had spent US$3,868,144 on the LAK project and had met the earn-in requirements of the option agreement and that the company had vested its 75% working interest in the LAK property.

By January 30, 2001, the optionor had made no payment to the company with respect to its 25% share of ongoing exploration costs for the LAK property. The company delivered a formal notice of default to the optionor for its failure to pay amounts then due. On March 1, 2001, the company initiated formal foreclosure proceedings in Wyoming. The optionor contested the company’s foreclosure proceedings to the Wyoming District Court. The court upheld the company’s right to foreclose. On April 13, 2001, the company foreclosed on all of the optionor’s rights and interests in the LAK property for a bid amount of US$852,571, representing the optionor’s share of LAK property costs incurred to date, giving the company a 100% interest in the property.

Under the terms of a subsequent settlement agreement with the optionor, the optionor relinquished any claim to any right or interest in the LAK Ranch property. In return, it received a proportionate, reducible gross overriding royalty on the property of 0.7%. It was also granted certain participation rights in the event that the company should sell some or all of its rights and interests in the property. From any net sales proceeds, the optionor will receive a 7.5% interest in the first US$7.5 million of net proceeds and 1% of any proceeds thereafter, subject to certain adjustments.

The main productive portion of the LAK property is subject to a 16.09% overriding royalty. The adjoining property is subject to a 9.23% overriding royalty. During the year ended April 30, 2002, as part of certain financings (note 4), the company granted additional royalties of US$0.136 per barrel of oil produced on the LAK property. During the year ended April 30, 2003, the company granted a lien on the LAK property as security against certain borrowings (note 4).

The company has posted performance bonds of US$55,000 in relation to the LAK property.

During the year ended April 30, 2003, the company capitalized $10,400 (2002 - $72,000) in general and administrative costs in the LAK property.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Notes payable

                                                                                            2003                     2002

Debt

Equity

Total

Total

      $

         $

       $

       $

Notes payable

         565,460

            203,300

          768,760

       1,585,080

Accrued interest

           44,200

         -

            44,200

          119,100

         609,660

            203,300

          812,960

       1,704,180

2003

2002

      $

      $

Interest expense on notes payable

          106,277

          138,000

The fair value of the notes payable is estimated to equal the total carrying value of the debt and equity components amounting to $812,960.

Certain of the notes payable, with options to convert principal and interest to common shares of the company, have been split between debt and equity. The equity component has been calculated using an option pricing model, based on the price of the company’s common shares on the date the notes were issued, the option price, the price volatility of the company’s shares and a risk free discount rate based on Government of Canada Treasury Bill rates. The debt component of convertible notes payable is accreted over the term to maturity of the notes payable, to equal the face amount of the note, through a change to earnings.

Details of the notes payable are as follows:

In May 2001, the company issued promissory notes, with no fixed repayment terms, in the principal amount of US$206,500, bearing interest at an effective rate of 10.5% per annum. In addition to the interest payable on the notes, the lenders received a gross overriding royalty on the LAK Ranch property of US$0.05 per barrel of oil produced. During the year ended April 30, 2002, the company repaid promissory notes and accrued interest of US$138,000 by issuing common shares, and US$78,600 in cash.

On June 6, 2001, the company issued a promissory note in the principal amount of US$100,000, bearing interest at an effective rate of 10% per annum. All principal and any outstanding interest were due and payable on June 6, 2002. In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US$0.01 per barrel of oil produced. On February 5, 2003, the company settled US$50,000 of the note in exchange for 786,850 common shares of the company and exchanged the remaining principal amount of US$50,000 by way of a new promissory note bearing interest at an effective rate of 10% per annum, repayable on September 30, 2003.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

On June 15, 2001, the company issued a promissory note in the principal amount of US$471,183, bearing interest at an effective rate of 10% per annum, in settlement of accounts payable. All principal and interest were due and payable on May 31, 2002. In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US$0.0471 per barrel of oil produced. The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at an exercise price of $0.75 per share at any time during the life of the note. Effective August 21, 2002, the lender agreed to settle one-half of the total principal and interest outstanding in exchange for 4,471,090 common shares of the company. The excess of the carrying amount of the notes payable over the fair value of common shares issued of $37,750, has been included in contributed surplus. The lender also agreed that the remaining amount payable by the company would be secured by way of a new note issued by the company bearing interest at 10% per annum and maturing on September 30, 2003. In addition, the company granted the lender a lien on the LAK Ranch property. The lender will have the right, after August 21, 2003 but before September 30, 2003, to convert any unpaid principal and interest into common shares of the company at an exercise price of $0.10 per share (repriced to $0.30 per share on March 3, 2003 - note 5). The company realized a gain of $37,750 on the settlement of this note payable.

On June 27, 2001, the company issued a promissory note for a principal amount of US$100,000, bearing interest at a rate of 10% per annum. All interest and principal are due and payable by the company on May 31, 2003. In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US$0.01 per barrel of oil produced. The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share (repriced to $2.25 per share on March 3, 2003 - note 5) at any time during the life of the note. On February 5, 2003, the company settled the accrued interest on this note in the amount of US$12,114 in exchange for 190,640 common shares of the company.

On June 28, 2001, the company issued promissory notes for a total principal amount of US$100,000, bearing interest at a rate of 10% per annum. All interest and principal were due and payable by the company on May 31, 2002. In addition to the interest payable on the note, the lenders received a gross overriding royalty on the LAK Ranch property of US$0.01 per barrel of oil produced. The lenders also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of their notes. On February 5, 2003, the company settled the principal and interest outstanding on these notes in the amount of US$112,082 in exchange for 1,763,840 common shares of the company. The excess of the carrying amount of the notes payable over the fair value of common shares issued of $15,300, has been included in contributed surplus.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

On August 31, 2001, the company issued a promissory note in the principal amount of US$89,838 in settlement of accounts payable, bearing interest at a rate of 10% per annum. All interest and principal were due and payable by the company on August 31, 2002. In addition to the interest payable on the note, the lender received a gross overriding royalty on the LAK Ranch property of US$0.0089 per barrel of oil produced. The lender also received a right to convert some or all of the principal and interest outstanding into shares of the company at a price of $0.75 per share at any time during the life of the note. On February 5, 2003, the company settled the principal and interest outstanding on this note in the amount of US$99,806 in exchange for 1,570,640 common shares. The excess of the carrying amount of the notes payable over the fair value of common shares issued of $12,900, has been included in contributed surplus.

During the period from February 2002 to April 2002, the company borrowed US$150,000 in four separate tranches from a single lender, bearing interest at a rate of 15% per annum, payable on demand. On February 5, 2003, the company settled the principal and interest outstanding in the amount of US$160,193 in exchange for 2,520,970 common shares of the company.

Capital stock

Authorized

100,000,000 common shares without par value

Issued

19,036,019 common shares

Effective March 3, 2003, the company consolidated its common shares by issuing one new share for every three previous common shares outstanding, resulting in a reduction of issued shares from 57,108,058 to 19,036,019.

On November 17, 1997, the company issued 375,000 escrow shares to a director at $0.01 per escrow share. These escrow shares are subject to the terms of release as required by the TSX Venture Exchange. The company previously released 126,284 shares from escrow, leaving 82,905 shares remaining in escrow, subsequent to the foregoing share consolidation.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Warrants

Each of the company’s common share purchase warrants are convertible into one common share, upon payment of the exercise price.

Share purchase warrant activity for the years ended April 30, 2003 and 2002 was as  follows:

           Number of

    Weighted

    Shares

           average price

    $

Outstanding - April 30, 2001

7,469,830

1.74

Granted

2,189,134

1.26

Expired

 (734,417)

3.00

Outstanding - April 30, 2002

8,924,547

1.50

Granted

1,405,833

0.45

Expired

            (6,735,413)

1.59

Outstanding - April 30, 2003

3,594,967

1.21

As at April 30, 2003, outstanding share purchase warrants were as follows:

      Number of

    Price per

Shares

           share

      Expiry date

     $

97,000

2.25

      August 20, 2003

           178,333

1.20

September 14, 2003

           529,828

1.20

    October 19, 2003

        1,383,973

1.20

December 21, 2003

        1,305,833

0.45

     August 30, 2004

           100,000

0.45

December 13, 2004

        3,594,967

The figures in the tables above reflect the retroactive effect of the common share consolidation (note 5).

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Stock options

Stock options are granted at the discretion of the board of directors, pursuant to an incentive stock option plan, within regulatory requirements, to directors, consultants and employees. Stock options are priced at the higher of the previous day’s closing price and the 15-day average price prior to the granting of the option as quoted on the TSX Venture Exchange and expire after five years. Stock options vest immediately, once granted and approved, except stock options issued to investor relations consultants, which vest over a one-year period. The total number of outstanding stock options cannot exceed 10% of issued and outstanding capital stock.

Stock option activity for the years ended April 30, 2003 and 2002 was as follows:

        Number of

    Weighted

 Shares

            average price

     $

Outstanding - April 30, 2001

935,000

2.37

Granted

640,000

1.05

Cancelled

            (719,000)

2.49

Outstanding - April 30, 2002

856,000

1.20

Cancelled

            (175,667)

1.53

Outstanding - April 30, 2003

680,333

1.13

As at April 30, 2003, outstanding stock options were as follows:

Number of

       Price per

        shares                                                 share

     $

           Expiry date

  75,000

1.44

           May 5, 2004

    3,667

2.25

   October 15, 2004

  16,667

2.10

December 16, 2004

584,999

1.05

 November 4, 2005

      680,333

The figures in the tables above reflect the retroactive effect of the common share consolidation (note 5).

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Related party transactions

a)

The company has a management contract that provides the president with a fee for services rendered of $10,000 per month plus out-of-pocket expenses. Charges under this agreement of $80,000 for the year ended April 30, 2003 (2002 - $120,000; 2001 - $120,910) have been included in consulting and management fee expenses.

b)

b) A director of the company provided professional services. For the year ended April 30, 2003, consulting and management fee expenses include $nil (2002 - $84,000; 2001 - $84,910) paid to the director and accounting expenses include $nil (2002 - $12,000; 2001 - $12,000) paid to this same director.

c)

During the year ended April 30, 2003, consulting fees of $36,000 (2002 - $96,981; 2001 - $139,875) were paid or payable to officers and a director, and included in consulting and management fee expenses.

d)

At April 30, 2002, accounts payable included $115,457 payable to officers and directors for services provided under the foregoing arrangements and $14,742 to companies with common officers and directors for certain costs incurred on behalf of the company in the normal course of business.

Other related party transactions are noted elsewhere in these consolidated financial statements.

Income taxes

The company has Canadian net operating losses available for carry-forward of approximately $3,750,000 expiring over the next seven years. No future tax benefit has been recognized in these accounts related to these losses.

Segmented information

The company currently operates in one reportable segment. Segmented information has been shown in note 3 for oil and natural gas properties. Substantially all the company’s remaining assets and liabilities are in Canada. Revenues are sourced primarily in the U.S.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

Material differences between Canadian and United States generally accepted accounting  principles (GAAP)

The company prepares its consolidated financial statements in accordance with accounting principles generally accepted in Canada (Canadian GAAP), which differ in certain respects from those principles that the company would have followed had its consolidated financial statements been prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP). The significant measurement differences between Canadian and U.S. GAAP and their effect on the consolidated financial statements are described below:

      2003

          2002

        2001

            $

  $

              $

Consolidated statements of loss

Loss for the year under Canadian GAAP

(522,877)

(1,062,580)

 (826,342)

Consulting and management fees (a)

            -

  -

   (33,517)

Accretion on notes payable (b)

 250,000

  -

              -

Gain on settlement of notes payable (b)

  (37,750)

  -

              -

Loss for the year under U.S. GAAP

(310,627)

(1,062,580)

 (859,859)

Loss per share under U.S. GAAP

      (0.02)

         (0.09)

       (0.11)

Consolidated balance sheets

Liabilities

Liabilities under Canadian GAAP

            1,595,142

  3,013,731

2,583,427

Equity component of notes payable (b)

   57,000

     132,000

              -

            1,652,142

  3,145,731

2,583,427

Shareholders’ equity

Shareholders’ equity under Canadian GAAP       12,729,206

10,998,529

9,919,604

Consulting and management fees (a)

            -

   -

   (33,517)

Escrow shares released (a)

            -

   -

    33,517

Accretion on notes payable (b)

 250,000

   -

-

Gain on settlement of notes payable (b)

 (37,750)

   -

-

Equity component of notes payable (b)

             (203,300)

    (132,000)

-

Contributed surplus (b)

 (65,950)

   -

-

         12,672,206

10,866,529

9,919,604

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

a)

On November 17, 1997, the company issued 375,000 performance escrow shares to a director at $0.01 per share. These shares are released from escrow subject to the terms of release as required by the regulators. Under U.S. GAAP (APB No. 25), these escrow shares result in compensation expense on the date of release from escrow measured as the excess of the fair value of the shares at that time over the price paid for the shares. During the year ended April 30, 2001, 55,862 shares were released from escrow.

b)

Certain of the notes payable, with options to convert principal into common shares of the company, have been split between debt and equity. Under U.S. GAAP, the conversion option would not be attributed any value and, accordingly, the entire carrying amount of the notes payable would be classified as debt.

Recent accounting pronouncements

The Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 143, “Accounting for Asset Retirement Obligations,” which requires that asset retirement obligations be recognized when they are incurred, and be capitalized as part of the asset’s carrying value and displayed as liabilities. SFAS No. 143 also requires increased disclosure surrounding asset retirement obligations. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The company is analyzing the impact of SFAS No. 143 and will adopt the standard on May 1, 2003.

The FASB has issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Under this standard, exit costs and restructuring liabilities generally will be recognized only when incurred. SFAS No. 146 is effective for exit or disposal activities initiated after December 31, 2002. The company does not expect that the implementation of this new standard will have a material impact on its consolidated financial position or results of operations.

The FASB has issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” which requires that certain financial instruments previously classified as equity now be classified as liabilities. SFAS No. 150 is effective for the beginning of the first interim period commencing after June 15, 2003. The company does not expect that the implementation of this new standard will have a material impact on its consolidated financial position or results of operations.

The Accounting Standards Board of the Canadian Institute of Chartered Accountants (CICA) has approved a new Handbook section, “Asset Retirement Obligations,” to replace the current guidance on future removal and site restoration costs included in the CICA accounting standard 3061, “Property, Plant and Equipment.” The standard, which is similar to SFAS No. 143, is effective for years beginning on or after January 1, 2004. The standard requires recognition of a liability at its fair value for the obligation associated with the retirement of a tangible long-lived asset. A corresponding asset retirement cost would be added to the carrying amount of the related asset and amortized to expense over the useful life of the asset. The company is analyzing the impact of this new standard, which will be adopted on May 1, 2004.

Derek Oil and Gas Corporation

(formerly Derek Resources Corporation)

(an exploration stage company)

Notes to Consolidated Financial Statements

April 30, 2003, 2002 and 2001

(expressed in Canadian dollars)

The CICA has issued CICA 3063, “Impairment of Long-Lived Assets.” This statement establishes standards for the recognition, measurement and disclosure of the impairment of non-monetary long-lived assets, including property, plant and equipment, intangible assets with finite useful lives, deferred pre-operating costs and long-term prepaid assets. The company does not expect that the implementation of this new standard will have a material impact on its consolidated financial position or results of operations.

The CICA has approved Accounting Guideline AcG-16, which amends AcG-5, “Full Cost Accounting in the Oil and Gas Industry.” The changes modify the ceiling test in AcG-5 to be consistent with CICA 3063. AcG-16 is effective for years beginning on or after January 1, 2004. The company is analyzing the impact of this new standard, which will be adopted on May 1, 2004.

Supplemental cash flow information

   2003

   2002

        2001

         $

         $

$

Interest paid

13,394

15,000

-

Non-cash investing and financing activities

Shares issued to settle accounts payable and

   accrued liabilities

           344,151

         -

     6,000

Shares issued to settle notes payable

        1,130,403

           219,390

            -